Exhibit 10.2

FIRST ADDENDUM TO CAPITAL STOCK PURCHASE AGREEMENT

FIRST ADDENDUM TO CAPITAL STOCK PURCHASE AGREEMENT, dated August 9th, 2004, by and among DON R. LOGAN, SR. (“D. Logan”); BARRIE LOGAN (“B. Logan”); and BAD TOYS, INC. (the “Purchaser”). D. Logan and B. Logan are referred to herein collectively as “Seller”.

BACKGROUND INFORMATION

The parties entered into that certain Capital Stock Purchase Agreement, of even date herewith (the “Purchase Agreement”). The parties hereto with to amend the terms of the Purchase Agreement. In consideration of the mutual agreements contained herein, the parties agree as follows:

OPERATING PROVISIONS

1. Clause (a) of Section 1.3 of the Purchase Agreement is deleted in its entirety and replaced with the following:

(a) At the Closing the Purchaser shall deliver to the Seller one or more stock certificates representing Purchaser’s Common Stock and shall make an initial payment to Seller of $250,000 in cash in the form of a bank check, made payable to Seller, or by way of funds wired to a designated bank account of Seller. An additional $750,000 of the Purchase Price shall be paid by Purchaser to Seller in cash in the form of a bank check, made payable to Seller, or by way of funds wired to the account designated by Seller, as soon as Seller receives sufficient additional debt or equity financing, and no later than such time that Purchaser obtains its funding under the Standby Equity Distribution Agreement dated June 2nd., 2004.

2. Seller shall receive a payment in the amount of $10,000 in cash per month until such time the remaining initial payment of $750,000 is paid in full to Seller by Purchaser, to be applied to the principal.

3. Seller shall remain on the Company’s Health Insurance until October 1st, 2004 and until such time the remaining initial payment of $750,000 is paid in full to Seller by Purchaser.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first written above.

“SELLER”:

Don R. Logan, Sr.

Barrie Logan

“PURCHASER”:

BAD TOYS, INC.

By:
Larry N. Lunan, President